EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-231912 on Form S-3 and Registration Statement Nos. 333-225124 and No. 333-225123 on Form S-8 of our reports dated February 27, 2020, relating to the consolidated financial statements of EVO Payments, Inc., and the effectiveness of EVO Payments, Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ Deloitte & Touche LLP

New York, New York

February 27, 2020